UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12750 High Bluff Drive, Suite 310, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 509-3670

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     1. Bonuses Payable to Executive Officers for Fiscal 2005. On March 2, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Somaxon Pharmaceuticals, Inc. (the “Company”) approved cash bonus payments for the 2005 fiscal year to be paid to the Company’s executive officers pursuant to the Somaxon Pharmaceuticals, Inc. 2005 Incentive Plan (the “2005 Incentive Plan”). The Company’s executive officers were eligible to receive bonuses if certain corporate and, in certain circumstances, individual performance criteria were achieved during fiscal 2005. Bonus payments were based on an evaluation by the Committee of the achievement of the corporate and individual performance goals for 2005, which goals were previously established by the Board of Directors in July 2005. The corporate performance goals included the achievement of performance targets with respect to the Company’s financing matters, strategic transactions, product development activities and administrative matters.
     Under the terms of the 2005 Incentive Plan, the executive officers are entitled to receive a bonus ranging from zero to 150% of their target bonus based on the Company’s achievement of its corporate performance goals for 2005. The target bonus for Mr. Cohen is equal to 40% of his base salary and the target bonus for the other executive officers is equal to 30% of their respective base salaries. For the fiscal year ended December 31, 2005, the bonus to be paid to Mr. Cohen represents 90% of his target bonus and the bonuses to be paid to the other executive officers represent 92.5% of their respective target bonuses.
     The total bonuses to be paid to each executive officer are as follows:

Name	Title	Amount of Bonus
Kenneth M. Cohen	President and Chief Executive Officer	$100,500
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$75,000	*
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$64,056
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$64,056
Meg M. McGilley	Vice President and Chief Financial Officer	$54,575

*	Dr. Jochelson’s bonus was determined pursuant to the terms of his employment agreement with the Company dated April 4, 2005.
     2. Adoption of Somaxon Pharmaceuticals, Inc. 2006 Incentive Plan for Fiscal 2006. At a meeting held on March 2, 2006, the Committee approved the Somaxon Pharmaceuticals, Inc. 2006 Incentive Plan (the “2006 Incentive Plan”). Pursuant to the 2006 Incentive Plan, the Committee designated for each executive officer a target bonus amount, expressed as a percentage of his or her base salary. The Company’s executive officers are eligible to receive bonuses if certain corporate and, in certain circumstances, individual performance criteria are achieved during fiscal 2006. Bonus payments will be based on an evaluation by the Committee of the achievement of the corporate and individual performance goals for 2006. The corporate performance goals for 2006 were established by the Committee and include the achievement of performance targets with respect to the Company’s clinical and product development activities, strategic transactions and administrative and corporate matters.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.
     3. Salary Increases for Executive Officers. Also on March 2, 2006, in connection with its year-end review, the Committee established new base salaries to be paid to the Company’s executive officers effective as of March 1, 2006. In determining individual salaries, the Committee considered various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. The following new base salaries were established effective as of March 1, 2006:

Name	Title	Base Salary
Kenneth M. Cohen	President and Chief Executive Officer	$325,000
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$265,000
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$245,000
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$245,000
Meg M. McGilley	Vice President and Chief Financial Officer	$225,000
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description

10.1	Somaxon Pharmaceuticals, Inc. 2006 Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: March 7, 2006

By: /s/ Kenneth M. Cohen

Name: Kenneth M. Cohen
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Somaxon Pharmaceuticals, Inc. 2006 Incentive Plan